UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2022

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On October 21, 2022, Fortegra Financial Corporation (“Fortegra Financial”), a subsidiary of The Fortegra Group, Inc. (the “Company”), refinanced its existing $200.0 million secured revolving credit facility maturing August 4, 2023 (“Prior Facility”) with a $200.0 million secured revolving credit facility, of which $75.0 million is available in Euro or Sterling, maturing on October 20, 2027 (the current facility hereinafter referred to as the “Credit Agreement”). The covenants in the Credit Agreement are substantially similar to those from the Prior Facility.

Below is high level summary of the Credit Agreement. For more fulsome details on the Credit Agreement, please see description below as well as the full text of the Credit Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1.

Interest Rate	Tiered based on Senior Leverage:

(1) Less than 1.50x: SOFR + 1.50%
(2) Greater than 1.50x but less than or equal to 2.50x: SOFR + 1.75%
(3) Greater than 2.50x = SOFR + 2.00%

The Credit Agreement starts at Tier (1) with interest rate of SOFR + 1.50% from October 21, 2022 until the next Determination Date (as defined in the Credit Agreement).
Tenor	5 years
Incremental Facility	$100M
Letters of Credit	$200M
Swing Line Facility	$25M
The Credit Agreement provides for a $200.0 million revolving credit facility (the “Credit Facility”), all of which is available for the issuance of letters of credit, with a sub-limit of $25.0 million for swing loans and a foreign currency sub-limit of $75.0 million for borrowings in Euro, Pounds Sterling and other agreed currencies. The Credit Agreement was entered into among the Company and its 100% owned subsidiaries Fortegra Financial Corporation (“Fortegra Financial”) and LOTS Intermediate Co. (“LOTS”), as borrowers (the Company, Fortegra Financial and LOTS, collectively, the “Borrowers”), the lenders from time to time party thereto, certain of the Company’s subsidiaries, as guarantors, and Fifth Third Bank, National Association (“Fifth Third” or the “Administrative Agent”), as the administrative agent and issuing lender. The Credit Agreement is secured by substantially all of the assets of the Borrowers and their non-regulated domestic subsidiaries.
The Credit Agreement amends and restates the Prior Facility dated as of August, 4 2020, among Fortegra Financial and LOTS, as borrowers, the lenders from time to time party thereto, and Fifth Third Bank as administrative agent and issuing lender.
At the Borrowers’ election, and excepting swing loans, borrowings under the Credit Facility will bear interest either at (i) the base rate plus the Applicable Interest Margin (as defined below), (ii) Term SOFR plus the Applicable Interest Margin, (iii) in the case of loans denominated in Euro, EURIBOR plus the Applicable Interest Margin or (iv) in the case of loans denominated in Pounds Sterling, SONIA plus the Applicable Interest Margin. All swing loans will be, at the Borrower’s election, base rate loans or loans bearing interest at a rate quoted by Fifth Third. The base rate is a fluctuating interest rate equal to the higher of: (a) Fifth Third’s publicly announced prime lending rate or (b) 0.00%. The applicable interest margin (the “Applicable Interest Margin”) ranges from 0.50% to 1.00% per annum for base rate loans and 1.50% to 2.00% per annum for the Term SOFR or alternative currency loans, in each case, depending on the Company’s senior leverage ratio. In addition to interest payable on the principal amount of revolving loans outstanding from time to time under the Credit Agreement, the Borrowers are required to pay an unused line fee, payable quarterly in arrears, at a rate of 0.15% per annum of the unused amount of the Credit Facility. The Borrowers will pay a fee equal to 1.50% per annum on the issued and undrawn face amount of letters of credit and a fronting fee for issued and outstanding letters of credit equal to 0.125% per annum.
The Credit Agreement contains customary representations, warranties and affirmative and negative covenants of the Borrowers for the benefit of the Lenders, including, among others, covenants placing limitations on the Company and its subsidiaries with respect to liens, incurrence of indebtedness, mergers, ongoing financial ratios (the “Financial Covenants”) and the Company’s ability to pay dividends or make other distributions with respect to the stock issued by the Company (such dividends and distributions, “Restricted Payments”). The Borrowers may use the proceeds of the borrowings under the Credit Facility for working capital, capital expenditures, permitted acquisitions and other general corporate purposes. The Financial Covenants consist of:
•A maximum Leverage Ratio (as defined in the Credit Agreement) of 3.50:1.00, tested on a quarterly basis at the end of each quarter;
•A maximum Senior Leverage Ratio (as defined in the Credit Agreement) of 1.00:1.00, tested on a quarterly basis at the end of each quarter; and
•A minimum NAIC Risk Based Capital Ratio (as defined in the National Association of Insurance Commissioners (“NAIC”) standards), calculated as of the end of each fiscal year, to the “authorized control level,” as defined by the NAIC in its standards of 300.0%, applicable to each regulated insurance subsidiary of the Borrowers.
Events of default under the Credit Agreement include, among other things: failure to pay any principal, interest or fees due under the Credit Agreement prior to the expiration of any applicable grace period; a default in the performance of any covenant in the loan documents that is not timely cured; a materially false representation or warranty made in connection with the Credit Agreement by the Company; a change of control; and the Company’s bankruptcy, insolvency or dissolution.
The foregoing description of the Credit Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1
Second Amended and Restated Credit Agreement dated as of October 21, 2022 by and among Fortegra Financial Corporation, LOTS Intermediate Co. and The Fortegra Group, Inc., as borrowers, the lenders from time to time party thereto, certain of Fortegra’s subsidiaries as guarantors and Fifth Third Bank, N.A. as administrative agent and issuing lender.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	October 25, 2022	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer